                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption 'Experts' in the Joint Proxy Statement filed by The Warnaco Group, Inc. and Designer Holdings Ltd. that is made a part of the Registration Statement (Form S-4) and related Prospectus of The Warnaco Group, Inc. for the registration of its common stock and to the incorporation by reference therein of our report dated February 23, 1995, with respect to the consolidated financial statements and schedule of The Warnaco Group, Inc. included in its Annual Report (Form 10-K) for the year ended January 4, 1997, filed with the Securities and Exchange Commission.

                                          ERNST & YOUNG LLP

New York, New York
November 11, 1997.